INDEPENDENT AUDITORS REPORT

Shareholders and Board of Directors
Lynch Corporation


We have audited the accompanying consolidated balance sheets of Lynch Corporation and subsidiaries ("Lynch Corporation") as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholder' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedules listed in the index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits. We did not audit the financial statements of Central Products Company, a wholly-owned subsidiary of Spinnaker Industries, Inc. (a 73% and 83% owned subsidiary of Lynch Manufacturing, as of December 31, 1996 and 1995, respectively, a wholly-owned subsidiary of Lynch Corporation), which statements reflect total assets of $97,300,000 and $94,492,000 as of December 31, 1996 and 1995, respectively, and total revenues of $126,383,000 and $30,581,000 for the year ended December 31, 1996 and the three month period ended December 31, 1995, respectively, and the financial statements of Dunkirk and Fredonia, a wholly-owned subsidiary of Lynch Telephone VIII (a wholly-owned subsidiary of the Company) which statements reflect total assets of $17,715,373 as of December 31, 1996 and total revenues of $575,000 for the two month period ended December 31, 1996 and the financial statements of CLR Video, L.L.C., a wholly-owned subsidairy of Lynch Multimedia (a wholly-owned subsidiary of the Company) which statement reflect total assets of $5,834,000 as of December 31, 1996 and total revenues of $1,399,000 for the year ended December 31, 1996 and the financial statements of The Morgan Group, Inc. and subsidiaries, a subsidiary in which the Company has 64% voting interest, which statements reflect total assets of $30,796,000 as of December 31, 1995 and total revenues of $122,303,000 and $101,880,000 for the years ended December 31, 1995 and 1994, respectively, and the financial statements of Coronet Communications Company and Capital Communications Company, Inc. (corporations in which the Company has a 20% and 49% interest, respectively). Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Central Products Company, Dunkirk and Fredonia, CLR Video, L.L.C., The Morgan Group, Inc. and subsidiaries, Coronet Communications Company and Capital Communications Company, Inc., is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lynch Corporation and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 1, to the financial statements, in 1994 the Company changed its method of accounting for marketable securities.

                          /s/ Ernst & Young LLP

Stamford, Connecticut
March 27, 1997

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of The Morgan Group, Inc.


We have audited the accompanying balance sheets of The Morgan Group, Inc. (a Delaware Corporation) and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in redeemable preferred stock, common stock and other shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Morgan Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                   ARTHUR ANDERSEN LLP

Chicago, Illinois
February 5, 1996

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Spinnaker Industries, Inc.:

We have audited the balance sheets of Central Products Company (a wholly-owned subsidiary of Spinnaker Industries, Inc.) as of December 31, 1996 and
1995 and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the year ended December 31, 1996 and the three months ended December 31, 1995. These financial statements (not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Central Products Company as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the year ended December 31, 1996 three months ended December 31, 1995 in conformity with generally accepted accounting principles.




Deloitte & Touche LLP
Milwaukee, Wisconsin
February 21, 1997




                  INDEPENDENT AUDITOR'S REPORT



To the Partners
Coronet Communications Company
Bronxville, New York


We have audited the accompanying balance sheets of Coronet Communications Company as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit), and cash flows for the years ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with generally accepted auditing standards. Those standards that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coronet Communications Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended in conformity with generally accepted accounting principles.


                                   McGlardrey & Pullen



New York, New York
January 24, 1997
(Except for Note 4, which is
as of January 31, 1997)



                  INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Capital Communications Company, Inc.
Bronxville, New York

We have audited the accompanying balance sheets of Capital Communications Company, Inc. as of December 31, 1996 and 1995, and the related statements of operations, stockholders (deficit), and cash flow fir the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with generally accepted auditing standards. Those standards that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Communications Company, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended in conformity with generally accepted accounting principles.


                              McGladrey & Pullen LLP

New York, New York
January 29, 1997

                   Independent Auditor's Report



To the Board of Managers
CLR Video, L.L.C.
Wetmore, Kansas

We have audited the accompanying balance sheet of CLR Video L.L.C., (a limited liability company) as of December 31, 1996, and the related statements of operations, members' equity and cash flows for the year then ended. These financial statements are the responsibility of CLR Video, L.L.C.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in al material respects, the financial position of CLR Video, L.L.C. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements for the period from inception (November 30, 1996) to December 31, 1995 were reviewed by us, and our report thereon, dated March 14, 1996, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

                                   Frederick & Warinner, L.L.C.


Lenexa, Kansas
January 29, 1997

                   Independent Auditor's Report


January 31, 1997

To the Board of Directors
Dunkirk and Fredonia Telephone Company
40 Temple Street
Box 209
Fredonia, New York 14063

We have audited the accompanying consolidated balance sheet of Dunkirk and Fredonia Telephone Company (a wholly owned subsidiary of Lynch Telephone Corporation, VIII) and subsidiaries as of December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows for the period November 26, 1996 through December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and the Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dunkirk and Fredonia Telephone Company and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principles.

The accompanying statements present only the operation of Dunkirk and Fredonia Telephone Company and its subsidiaries since the date of sale of 100% of its stock to Lynch Telephone Corporation VIII.

Johnson, Mackowiak, Moore & Myott, LLP